UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

Sigma-Aldrich Corporation
(Exact name of registrant as specified in charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, Sigma-Aldrich Corporation (the "Company") announced an organizational realignment effective January 1, 2013. Pursuant to the realignment, the Company's Research business will be divided into two new business units - Applied Markets and Research Markets. Franklin D. Wicks, Executive Vice President and President, Research, will become President of the Applied Markets Business Unit. Dr. Wicks will remain an Executive Vice President of the Company. Eric M. Green, Vice President and Managing Director, International, will become President of the Research Markets Business Unit. Gilles A. Cottier, Executive Vice President and President, SAFC, will continue to lead the SAFC business, which will be renamed the SAFC Commercial Markets Business Unit.

For additional information regarding the organizational realignment, please see the corresponding press release announcing it. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Text of press release dated November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION
Date:	November 19, 2012	By	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Text of press release dated November 19, 2012.